                                                                    EXHIBIT 3.7




                          AMENDED AND RESTATED BYLAWS


                                       of


                        INTERNATIONAL AIRCRAFT INVESTORS


                           (a California corporation)

                               TABLE OF CONTENTS


                                                                                                                      Page
ARTICLE I.    OFFICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

              SECTION 1.            PRINCIPAL EXECUTIVE OFFICE  . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

              SECTION 2.            OTHER OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1


ARTICLE II.   SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

              SECTION 1.            PLACE OF MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

              SECTION 2.            ANNUAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

              SECTION 3.            SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

              SECTION 4.            NOTICE OF ANNUAL OR SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . .    2

              SECTION 5.            QUORUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

              SECTION 6.            ADJOURNED MEETINGS AND NOTICE THEREOF . . . . . . . . . . . . . . . . . . . . . .    3

              SECTION 7.            VOTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

              SECTION 8.            RECORD DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

              SECTION 9.            CONSENT OF ABSENTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

              SECTION 10.           ACTION WITHOUT MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

              SECTION 11.           PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

              SECTION 12.           INSPECTORS OF ELECTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

              SECTION 13.           CONDUCT OF MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

              SECTION 14.           NOMINATION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE III.  DIRECTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

              SECTION 1.            POWERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

              SECTION 2.            NUMBER OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

              SECTION 3.            ELECTION AND TERM OF OFFICE . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

              SECTION 4.            VACANCIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

              SECTION 5.            PLACE OF MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

              SECTION 6.            REGULAR MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

              SECTION 7.            SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

              SECTION 8.            QUORUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

              SECTION 9.            PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE . . . . . . . . . . . . . . . .   12

              SECTION 10.           WAIVER OF NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

              SECTION 11.           ADJOURNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

              SECTION 12.           FEES AND COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

              SECTION 13.           ACTION WITHOUT MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

              SECTION 14.           RIGHTS OF INSPECTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

              SECTION 15.           COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE IV.   OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

              SECTION 1.            OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

              SECTION 2.            ELECTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

              SECTION 3.            SUBORDINATE OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

              SECTION 4.            REMOVAL AND RESIGNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

              SECTION 5.            VACANCIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

              SECTION 6.            CHAIRMAN OF THE BOARD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

              SECTION 7.            PRESIDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

              SECTION 8.            VICE PRESIDENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

              SECTION 9.            SECRETARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

              SECTION 10.           CHIEF FINANCIAL OFFICER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

              SECTION 11.           COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16


ARTICLE V.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

              SECTION 1.            INDEMNIFICATION OF OFFICERS AND DIRECTORS . . . . . . . . . . . . . . . . . . . .   17

              SECTION 2.            INDEMNIFICATION OF EMPLOYEES AND AGENTS . . . . . . . . . . . . . . . . . . . . .   18

              SECTION 3.            RIGHT OF DIRECTORS AND OFFICERS TO BRING SUIT . . . . . . . . . . . . . . . . . .   18

              SECTION 4.            SUCCESSFUL DEFENSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

              SECTION 5.            INDEMNITY AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

              SECTION 6.            SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

              SECTION 7.            NONEXCLUSIVITY OF RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

              SECTION 8.            INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

              SECTION 9.            EXPENSES AS A WITNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

              SECTION 10.           NONAPPLICABILITY TO FIDUCIARIES OF EMPLOYEE BENEFIT PLANS . . . . . . . . . . . .   19

              SECTION 11.           SEPARABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

              SECTION 12.           EFFECT OF REPEAL OR MODIFICATION  . . . . . . . . . . . . . . . . . . . . . . . .   20


ARTICLE VI.   OTHER PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

              SECTION 1.            INSPECTION OF CORPORATE RECORDS . . . . . . . . . . . . . . . . . . . . . . . . .   20

              SECTION 2.            INSPECTION OF BYLAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

              SECTION 3.            ENDORSEMENT OF DOCUMENTS; CONTRACTS . . . . . . . . . . . . . . . . . . . . . . .   21

              SECTION 4.            CERTIFICATES OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

              SECTION 5.            REPRESENTATION OF SHARES OF OTHER CORPORATIONS  . . . . . . . . . . . . . . . . .   22

              SECTION 6.            STOCK PURCHASE PLANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

              SECTION 7.            CONSTRUCTION AND DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .   23

              SECTION 8.            AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

              SECTION 9.            ANNUAL REPORT TO SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                          AMENDED AND RESTATED BYLAWS

                           for the regulation, except
                      as otherwise provided by statute or
                         its Articles of Incorporation,

                                       of

                        INTERNATIONAL AIRCRAFT INVESTORS
                           (a California corporation)

              The Bylaws of International Aircraft Investors are hereby amended and restated in their entirety to read as follows:



                              ARTICLE I.  OFFICES

              SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The corporation's principal executive office shall be fixed and located at such place as the Board of Directors (herein called the "Board") shall determine. The Board is granted full power and authority to change said principal executive office from one location to another.

              SECTION 2. OTHER OFFICES. Branch or subordinate offices may be established at any time by the Board at any place or places.


                           ARTICLE II.  SHAREHOLDERS

              SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of California which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

              SECTION 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on such date and at such time as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

              SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after the receipt of the request. If the notice is not given within twenty days after receipt of the request, the persons entitled to call the meeting may give the notice.

              SECTION 4. NOTICE OF ANNUAL OR SPECIAL MEETINGS. Written notice of each annual or special meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other businesses may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 4. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

              The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

              Notice of a shareholders' meeting shall be given either personally or by first-class mail or, if the corporation has outstanding shares held of record by 500 or more persons on the record date for the meeting, notice may be given by third-class mail, or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

              SECTION 5. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or by the Articles, except as provided in the following sentence. The shareholders present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

              SECTION 6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

              It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders' meeting is adjourned for more than 45 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

              SECTION 7. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

              The election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of the several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by that shareholder. This paragraph shall become effective only when the corporation becomes a "listed corporation" within the meaning of Section 301.5(d) of the California General Corporation Law.

              Elections need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

              In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

              Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law, and to the following provisions:

              (a) Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

              (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

              (c) Subject to the provisions of Section 705 of the California General Corporation Law and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

              (d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the corporation.

              (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

              (f) Shares of the corporation owned by its subsidiary shall not be entitled to vote on any matter.

              (g) Shares held by the corporation in a fiduciary capacity, and shares of the issuing corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

              (h) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

              (i)     If only one votes, such act binds all;

              (ii) If more than one vote, the act of the majority so voting binds all;

              (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

              SECTION 8. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment or rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five days.

              If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than set forth in this Section 8 or Section 10 of this Article shall be at the close of business on the day on which the

Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

              SECTION 9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601(f) of the California General Corporation Law.

              SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the shareholders of the corporation must be effected at an annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing of such shareholders.

              SECTION 11. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary with respect to such shares. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected either, (i) by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked, (ii) or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or (iii) by attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy.

              SECTION 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

              The duties of such inspectors shall be as prescribed by Section 707(b) of the California General Corporation Law and shall include:
determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

              SECTION 13. CONDUCT OF MEETING. The President shall preside as chairman at all meetings of the shareholders. The chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The chairman's rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of a ruling a request for a vote is made to the shareholders holding shares entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the chairman shall have all of the powers usually vested in the chairman of a meeting of shareholders.

              SECTION 14. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible for election as directors. Nominations of persons for election to the Board of the corporation may be made at a meeting of shareholders by or at the direction of the Board or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 14. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation's books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board any person nominated by the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 14. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                            ARTICLE III.  DIRECTORS

              SECTION 1. POWERS. Subject to limitations of the Articles, of these Bylaws and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

              (a) To select and remove all the other officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, the Articles or these Bylaws, fix their compensation and require from them security for faithful service.

              (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Articles or these Bylaws, as they may deem best.

              (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as they may deem best.

              (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

              (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

              SECTION 2. NUMBER OF DIRECTORS. The authorized number of directors shall not be less than five nor more than nine until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders amending this Section 2. The exact number of directors shall be fixed, within the limits specified by amendment to the next sentence duly adopted either by the Board or the shareholders. The exact number of directors shall be seven until changed as provided in this Section 2.

              SECTION 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

              SECTION 4. VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

              Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

              A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

              The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

              The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

              No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

              SECTION 5. PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

              SECTION 6. REGULAR MEETINGS. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.

              Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board. Call and notice of all regular meetings of the Board are hereby dispensed with.

              SECTION 7. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or by any two directors.

              Special meetings of the Board shall be held upon four days' written notice or forty-eight hours' notice given personally or by telephone, including voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

              Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

              SECTION 8. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section 11 of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

              SECTION 9. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication or other communications equipment. Participation in a meeting pursuant to this Section 9 constitutes presence in person at that meeting if all of the following apply:

              (A) Each member participating in the meeting can communicate with all of the other members concurrently;

              (B) Each member is provided the means of participating in all matters before the Board, including the capacity to propose, or to interpose an objection, to a specific action to be taken by the corporation;

              (C) The corporation adopts and implements some means of verifying both of the following:

                      (i) A person communicating by telephone, electronic video screen, or other communications equipment is a director entitled to participate in the Board meeting; and

                      (ii) All statements, questions, actions, or votes were made by that director and not by another person not permitted to participate as a director.

              SECTION 10. WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

              SECTION 11. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

              SECTION 12. FEES AND COMPENSATION. Directors and member of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board. This section shall not preclude any director from serving the corporation as an officer, agent, employee, or in any other capacity, and receiving compensation for those services.

              SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

              SECTION 14. RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

              SECTION 15. COMMITTEES. The Board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

              (a) The approval of any action for which the General Corporation Law also requires shareholders' approval or approval of the outstanding shares;

              (b) The filling of vacancies in the Board or on any committee;

              (c) The fixing of compensation of the directors for serving on the Board or on any committee;

              (d) The amendment or repeal of bylaws or the adoption of new bylaws;

              (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

              (f) A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

              (g) The appointment of other committees of the Board or the members thereof.

              Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the authorized number of directors and any such committee may be designated an Executive Committee or by such other name as the Board shall specify.
Alternate members of a committee may replace any absent member at any meeting of the committee. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each of meeting of each committee.


                             ARTICLE IV.  OFFICERS

              SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

              SECTION 2. ELECTION. The officers of the corporation, except such officer as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

              SECTION 3. SUBORDINATE OFFICERS. The Board may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

              SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

              Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

              SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

              SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

              SECTION 7. PRESIDENT. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the general manager and chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction and control of the business and officers of the corporation. The

President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

              SECTION 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

              SECTION 9. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the California General Corporation Law.

              The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

              The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board and any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

              SECTION 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer, who may also be referred to as the Treasurer, is the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

              The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and the directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

              SECTION 11. COMPENSATION. Salaries of officers and other shareholders employed by the corporation shall be fixed from time to time by the Board or established under employment agreements approved by the Board. No officer shall be prevented from receiving this salary because he or she is also a director of the corporation.

                          ARTICLE V.  INDEMNIFICATION

              SECTION 1.       INDEMNIFICATION OF OFFICERS AND DIRECTORS.

              (a) Indemnification. Each person who was or is a party or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "proceeding"), by reason of being or having been a director or officer of the corporation, or of any predecessor corporation, or being or having been a director or officer serving at the request of the corporation as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise (including service with respect to corporation-sponsored employee benefit plans), whether the basis of the proceeding is alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the corporation and that person, be indemnified and held harmless by the corporation to the fullest extent permissible under California law and the Articles, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith, except that amounts shall be payable in settlement of a proceeding only if the settlement is approved in writing by the corporation. This indemnification shall continue as to a person who has ceased to be a director or officer for acts performed while a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators. Notwithstanding the foregoing, the corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by that person only if the proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses incurred in defending and proceeding in advance of final disposition to the fullest extent permitted by law, except that payment under this Article of such expenses in advance of the final disposition of a proceeding shall be conditioned upon delivery to the corporation of a written request for such payment and of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall be ultimately determined that the director or officer is not entitled to be indemnified.

              (b) Exclusions. Notwithstanding the foregoing or any other provisions under this Article, the corporation shall not be liable under this Article to indemnify a director or officer against expenses, liabilities, or losses incurred or suffered in connection with, or to make any advances with respect to, any proceeding against a director or officer: (i) as to which the corporation is prohibited by applicable law from paying an indemnity; (ii) with respect to expenses of defense or investigation, if the expenses were or are incurred without the corporation's consent (which consent may not be unreasonably withheld); (iii) for which final payment is actually made to the director or officer under an insurance policy maintained by the corporation, except in respect of any excess beyond the amount of payment under the policy;
(iv) for which payment is actually made to the director or officer under an indemnity by the corporation otherwise than pursuant to this Article, except in respect of any excess beyond the amount of payment under that indemnify; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law.

              SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of being or having been an employee or agent of the corporation or being or having been an employee or agent of the corporation serving at the request of the corporation as an employee or agent of another enterprise, including service with respect to corporation-sponsored employee benefit plans, whether the basis of such action is alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, upon appropriate action by the corporation and subject to the terms of any agreement between the corporation and that person, be indemnified and held harmless by the corporation up to the fullest extent permitted by California law and the Articles, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith.

              SECTION 3. RIGHT OF DIRECTORS AND OFFICERS TO BRING SUIT. If a claim under Section 1 of this Article is not paid by the corporation or on its behalf within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting the claim.

              SECTION 4. SUCCESSFUL DEFENSE. Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of a proceeding without prejudice or the settlement with the written consent of the corporation of a proceeding without admission of liability), in defense of any proceeding referred to in Section 1 or in defense of any claim, issue, or matter therein, that director or officer shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

              SECTION 5. INDEMNITY AGREEMENTS. The corporation may enter into agreements with any director, officer, employee, or agent of the corporation providing for indemnification to the fullest extent permissible under applicable law and the Articles.

              SECTION 6. SUBROGATION. In the event of payment by the corporation of a claim under Section 1 or Section 2 of this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable the corporation effectively to bring suit to enforce such rights.

              SECTION 7. NONEXCLUSIVITY OF RIGHTS. The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

              SECTION 8. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify that person against such expense, liability, or loss under California law.

              SECTION 9. EXPENSES AS A WITNESS. To the extent that any director, officer, or employee of the corporation is by reason of that position a witness in any action, suit, or proceeding, he or she will be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

              SECTION 10. NONAPPLICABILITY TO FIDUCIARIES OF EMPLOYEE BENEFIT PLANS. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation. The corporation shall have power to indemnify that trustee, investment manager, or other fiduciary to the extent permitted by Corporations Code Section 207(f).

              SECTION 11. SEPARABILITY. Each and every paragraph, sentence, term, and provision of this Article is separate and distinct so that if any paragraph, sentence, term, or provision shall be held to be invalid or unenforceable for any reason, its invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term, or provision of this Article. To the extent required, any paragraph, sentence, term, or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the corporation and the claimant, the broadest possible indemnification permitted under applicable law.

              SECTION 12. EFFECT OF REPEAL OR MODIFICATION. No repeal or modification of this Article shall adversely affect any right of indemnification of a director, officer, employee, or agent of the corporation existing at the time of the repeal or modification with respect to any action or omission occurring prior to such repeal or modification.





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
                         ARTICLE VI.  OTHER PROVISIONS

              SECTION 1.       INSPECTION OF CORPORATE RECORDS.

              (a) A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of those voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

              (i) Inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation; or

              (ii) Obtain from the transfer agent, if any, for the corporation, upon five business days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

              (b) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate.

              (c) The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as a holder of such voting trust certificate.





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
              (d) Any inspection and copying under this Article may be made in person or by agent or attorney.

              SECTION 2. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive office in the State of California, or if its principal executive office is not in such State at its principal business office in such State, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours. If the principal executive office of the corporation is located outside the State of California and the corporation has no principal business office in such state, it shall upon the written request of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

              SECTION 3. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or Chief Financial Officer or any Assistant Treasurer or Assistant Chief Financial Officer of the corporation is not invalidated as to the corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

              SECTION 4. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice-President and by the Treasurer or Chief Financial Officer or an Assistant Treasurer or Assistant Chief Financial Officer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series or shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. If any officer,





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
transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

              Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

              Except as provided in this section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

              SECTION 5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

              SECTION 6. STOCK PURCHASE PLANS. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any





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such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

              Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

              SECTION 7. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

              SECTION 8. AMENDMENTS. These Bylaws may be amended or repealed either by the approval of the Board; or by the affirmative vote of the holders entitled to exercise at least 66-2/3% of the voting power of the corporation, voting together as a single class; provided, however, that after the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable number of directors or vice versa may only be adopted by the affirmative vote of the holders entitled to exercise at least 66-2/3% of the voting power of the corporation, voting together as a single class, and a bylaw reducing the fixed number or the minimum number of directors to a number less than five shall be subject to the provisions of Section 212(a) of the California General Corporation Law.

              SECTION 9. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.





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
                            CERTIFICATE OF SECRETARY

                                       OF

                        INTERNATIONAL AIRCRAFT INVESTORS
                           (a California corporation)

              I hereby certify that I am the duly elected and acting Secretary of said corporation and that the foregoing Bylaws, comprising __ pages, constitute the Bylaws of said corporation as duly adopted at a meeting of the Board of Directors thereof held on



                                        ______________________________
                                        Secretary





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